UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): June 3, 2014

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive,

Sandusky, Ohio 44870-5259

(419) 626-0830

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On June 3, 2014, Cedar Fair, L.P. (“Cedar Fair”), Magnum Management Corporation (“Magnum”), Canada’s Wonderland Company (“Canada’s Wonderland” and, together with Cedar Fair and Magnum, the “Issuers”) entered into an Indenture among the Issuers, the guarantors named therein and The Bank of New York Mellon, as trustee (the “Indenture”), under which the Issuers co-issued (the “New Senior Notes Offering”) $450.0 million aggregate principal amount of 5.375% Senior Notes due 2024 (the “New Senior Notes”), which are guaranteed on a senior unsecured basis by each of Cedar Fair’s direct and indirect wholly owned restricted subsidiaries (other than Cedar Canada and Magnum) that is a guarantor under the credit agreement (the “Credit Agreement”) entered into on March 6, 2013 among Cedar Fair, Cedar Canada, Magnum, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto (collectively, the “Guarantors”).

The New Senior Notes are the Issuers’ and the Guarantors’ joint and several senior unsecured obligations and: (i) rank equally in right of payment with any existing and future senior unsecured indebtedness of the Issuers and the Guarantors; (ii) rank senior in right of payment to all existing and future subordinated indebtedness of the Issuers and the Guarantors; (iii) are effectively subordinated in right of payment to any secured indebtedness of the Issuers and the Guarantors (including indebtedness under the Credit Agreement) to the extent of the value of the assets securing such indebtedness; and (iv) are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of Cedar Fair that is not an issuer or a guarantor of the New Senior Notes.

The New Senior Notes are redeemable, in whole or in part, at any time: (i) on or after June 1, 2019, at a redemption price equal to 102.688% of the principal amount thereof, together with accrued and unpaid interest to the applicable redemption date; (ii) on or after June 1, 2020, at a redemption price equal to 101.792% of the principal amount thereof, together with accrued and unpaid interest to the applicable redemption date; (iii) on or after June 1, 2021, at a redemption price equal to 100.896% of the principal amount thereof, together with accrued and unpaid interest to the applicable redemption date; and (iv) on June 1, 2022 and thereafter, at a redemption price equal to 100.000% of the principal amount thereof, together with accrued and unpaid interest to the applicable redemption date. In addition, the Issuers may redeem up to 35% of the aggregate principal amount of the New Senior Notes at any time prior to June 1, 2017 with the net cash proceeds from certain equity offerings at a price equal to 105.375% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any. The Issuers may also redeem some or all of the New Senior Notes before June 1, 2019 at a redemption price equal to 100% of the aggregate principal amount thereof plus a “make whole” amount, together with accrued and unpaid interest and additional interest, if any, thereon.

Upon the occurrence of certain change of control events, the Issuers must offer to purchase the New Senior Notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date.

The New Senior Notes were sold in a private placement in reliance on exemptions from registration under the Securities Act of 1933, as amended. The New Senior Notes bear interest at 5.375% per annum and mature on June 1, 2024. Interest is payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2014, to holders of record at the close of business on May 15 and November 15, as the case may be, immediately preceding each such interest payment date.

The Indenture contains restrictive covenants that limit among other things, the ability of the Issuers and certain of their restricted subsidiaries, to incur additional indebtedness or issue certain preferred equity, pay distributions on or make distributions in respect of capital stock or make other restricted payments, make certain investments, create restrictions on distributions from restricted subsidiaries, create liens on certain assets to secure debt, sell certain assets, consolidate, merge, sell or otherwise dispose of all or substantially all of their assets, enter into certain transactions with affiliates and designate Cedar Fair’s subsidiaries as unrestricted subsidiaries. The Indenture also contains customary events of default, including upon the failure to make timely payments on the New Senior Notes or other material indebtedness, the failure to satisfy certain covenants and specified events of bankruptcy and insolvency.

The foregoing summary is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Registration Rights Agreement

On June 3, 2014, in connection with the New Senior Notes Offering, the Issuers and the Guarantors also entered into a registration rights agreement (the “Registration Rights Agreement”) among the Issuers, the Guarantors and the representative of the initial purchasers named therein (collectively, the “Initial Purchasers”), relating to, among other things, the exchange offer for the New Senior Notes and the related guarantees. Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors have agreed to use their commercially reasonable efforts to register with the Securities and Exchange Commission notes and guarantees having substantially identical terms as the New Senior Notes (except for provisions relating to the transfer restrictions and payment of additional interest) as part of an offer to exchange such registered notes for the New Senior Notes (the “Exchange Offer”). The Issuers have also agreed to file a shelf registration statement to cover resales of the New Senior Notes under certain circumstances. The Issuers and the Guarantors are expected to cause the Exchange Offer to be completed within 360 days after the original issue date (the “Issue Date”) of the New Senior Notes or to have a shelf registration statement declared effective prior to the later of the date that is 360 days after the Issue Date and the date that is 90 days after the Issuers and the Guarantors are required to file a shelf registration statement (the “Target Registration Date”). If this obligation is not satisfied, the annual interest rate on the New Senior Notes will increase by 25 basis points for the first 90-day period following the Target Registration Date, and by an additional 25 basis points per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 100 basis points per annum thereafter until the earliest of the Exchange Offer being completed or the shelf registration statement, if required, becoming effective.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K.

Certain Relationships

The Initial Purchasers and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Cedar Fair and its affiliates, for which they receive customary fees.

Item 1.02	Termination of a Material Definitive Agreement.

On June 3, 2014, the Company notified the Bank of New York Mellon, as trustee (the 2010 “Trustee”) under the indenture, dated as of July 29, 2010 (the “2010 Indenture”), among the Issuers, the guarantors named therein and the 2010 Trustee, governing the Issuers’ 9.125% Senior Notes Due 2018 (“2018 Senior Notes”) that the Issuers’ would redeem the 2018 Senior Notes and satisfy and discharge (the “Satisfaction and Discharge”) the 2010 Indenture using the net proceeds of the New Senior Notes Offering.

On June 3, 2014, the Issuers deposited sufficient funds with the 2010 Trustee to fund the redemption of the outstanding aggregate principal amount of the 2018 Senior Notes, to pay the redemption premium on the 2018 Senior Notes and to pay accrued and unpaid interest on the 2018 Senior Notes to, and including, the redemption date (the principal, premium and interest collectively referred to herein as the “Redemption Price”), which will be Thursday, July 3, 2014 (the “Redemption Date”). The 2010 Trustee has acknowledged that the Satisfaction and Discharge of the 2010 Indenture was effective on June 3, 2014. The Redemption Price will be paid to holders of the 2018 Senior Notes on the Redemption Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The Indenture contains a covenant that, among other things, restricts the Issuers’ ability to pay dividends or distributions or redeem or repurchase capital stock.

Item 8.01	Other Events.

On June 3, 2014, Cedar Fair issued a press release announcing (i) the closing of the New Senior Notes Offering and (ii) the satisfaction and discharge of the 2010 Indenture. Cedar Fair hereby incorporates by reference the information in its press release dated June 3, 2014, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of June 3, 2014, by and among Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation, as issuers, the guarantors named therein and The Bank of New York Mellon, as trustee.

4.2	Form of 5.375% Senior Note due 2024 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated June 3, 2014, by and among Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation, as issuers, the guarantors named therein and J.P. Morgan Securities LLC, on behalf of itself and as representative of the initial purchasers named therein.

99.1	Text of press release issued by Cedar Fair, L.P. on June 3, 2014, announcing the closing of the New Senior Notes Offering and Satisfaction and Discharge of the 2010 Indenture.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2014	CEDAR FAIR, L.P.

	By:	Cedar Fair Management, Inc., General Partner

	By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of June 3, 2014, by and among Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation, as issuers, the guarantors named therein and The Bank of New York Mellon, as trustee.

4.2	Form of 5.375% Senior Note due 2024 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated June 3, 2014, by and among Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation, as issuers, the guarantors named therein and J.P. Morgan Securities LLC, on behalf of itself and as representative of the initial purchasers named therein.

99.1	Text of press release issued by Cedar Fair, L.P. on June 3, 2014, announcing the closing of the New Senior Notes Offering and Satisfaction and Discharge of the 2010 Indenture.